Exhibit 99.2

Long-Term Data for bluebird bio’s betibeglogene autotemcel (beti-cel) Gene Therapy Show Patients Across Ages and β-thalassemia Genotypes Achieve Transfusion Independence and Remain Free from Transfusions Up to Six Years Presented at 62nd ASH Meeting

All patients who achieved transfusion independence continue to remain transfusion free in ongoing long-term follow-up study

87% (13/15) of pediatric patients in Phase 3 studies achieved transfusion independence with median weighted average hemoglobin of 11.3 (9.4 – 12.8) g/dL and remain transfusion free

In long-term follow-up, 53% (9/17) of patients who achieved transfusion independence and restarted iron chelation have since stopped; 30% (7/23) who achieved transfusion independence now receive phlebotomy to reduce iron levels

CAMBRIDGE, Mass.— (BUSINESS WIRE)— December 5, 2020 - bluebird bio, Inc. (Nasdaq: BLUE) today presented updated long-term efficacy and safety results reflecting up to six years of data for betibeglogene autotemcel gene therapy (beti-cel; formerly LentiGlobin™ for β-thalassemia) in patients with transfusion-dependent β-thalassemia (TDT). The company also presented results for pediatric patients in the Phase 3 HGB-207 (Northstar-2) and HGB-212 (Northstar-3) studies. These data were presented at the 62nd American Society of Hematology (ASH) Annual Meeting and Exposition, taking place virtually from December 5-8, 2020.

“Our vision for beti-cel gene therapy is that a one-time treatment would enable lifelong, stable production of functional hemoglobin at sufficient levels to allow patients with β-thalassemia to stop and remain free from blood transfusions,” said David Davidson, M.D., chief medical officer, bluebird bio. “All of the patients in our Phase 3 studies who achieved transfusion independence have maintained it, with the durability of the treatment effect underscored by patients from our earlier studies reaching their five-year anniversaries of freedom from transfusions. Moreover, transfusion independence has been observed in pediatric, adolescent and adult patients, and across genotypes – suggesting consistent outcomes with beti-cel regardless of age or genotype.”

TDT is a severe genetic disease caused by mutations in the β-globin gene that result in reduced or significantly reduced hemoglobin (Hb). In order to survive, people with TDT require chronic blood transfusions to maintain adequate Hb levels. These transfusions carry the risk of progressive multi-organ damage due to unavoidable iron overload.

Beti-cel is a one-time gene therapy that adds functional copies of a modified form of the β-globin gene (βA-T87Q-globin gene) into a patient’s own hematopoietic (blood) stem cells (HSCs). Once a patient has the βA-T87Q-globin gene, they have the potential to produce HbAT87Q, which is gene therapy-derived adult Hb, at levels that may eliminate or significantly reduce the need for transfusions. In studies of beti-cel, transfusion independence (TI) is defined as no longer needing red blood cell transfusions for at least 12 months while maintaining a weighted average Hb of at least 9 g/dL.

As of the data cut-off of March 3, 2020, a total of 60 pediatric, adolescent and adult patients, including 10 patients with at least five years of follow-up and one with at least six years, across genotypes of TDT have been treated with beti-cel in the Phase 1/2 HGB-204 (Northstar) and HGB-205 studies, and the Phase 3 HGB-207 (Northstar-2) and HGB-212 (Northstar-3) studies. Data from bluebird bio’s Phase 1/2 and Phase 3 clinical studies represent more than 160 years of patient experience with beti-cel.

Long-term follow-up study LTF-303: Efficacy
After participating in and completing the two years of follow-up in either Phase 1/2 studies (HGB-204, HGB-205), or in one of the Phase 3 studies (HGB-207, HGB-212), patients treated with beti-cel were invited to enroll in the 13-year long-term follow-up study, LTF-303. As of March 3, 2020, 32 patients were enrolled in LTF-303 (22 treated in Phase 1/2 studies, 10 treated in Phase 3 studies) with a median post-infusion follow-up of 49.1 months (min-max: 23.3 – 71.8 months).

Of the 32 patients enrolled in LTF-303, TI was achieved in 14/22 (64%) patients treated in Phase 1/2 and in 9/10 (90%) patients treated in Phase 3. All patients who achieved TI remained free from transfusions [median duration of ongoing TI is 39.4 months (min-max: 19.4 – 69.4 months)].

Weighted average Hb in patients who achieved TI in the Phase 1/2 was 10.4 (min-max: 9.4 – 13.3) g/dL and 12.5 (min-max: 11.9 – 13.5) g/dL in patients who achieved TI in the Phase 3 studies.

Median gene therapy-derived hemoglobin (HbAT87Q) in all patients treated in the Phase 1/2 studies was stable over time: 6.4 (min-max: 0.5 – 10.1) g/dL at Month 24 (n=22), 6.7 (min-max: 0.4 – 10.1) g/dL at Month 36 (n=22), 6.6 (min-max: 0.5 – 10.7) g/dL at Month 48 (n=22), and 7.1 (min-max: 2.8 – 11.2) g/dL at Month 60 (n=10). Median HbAT87Q at Month 24 in all patients treated in the Phase 3 studies was 9.5 (min-max: 0.9 – 12.4) g/dL (n=10).

Following an initial increase in liver iron concentration (LIC) after infusion, LIC in patients who achieved TI decreased, particularly in patients with a high iron burden at baseline. Patients with severe (LIC >15 mg/g, n=2) and significant (LIC ≥7 – 15 mg/g, n=5) iron burden at baseline had a median reduction of 59% and 38%, respectively, from baseline to Month 48.

Prior to beti-cel infusion, all patients were on iron chelation, which is needed to reduce excess iron caused by chronic blood transfusions. Of the 23 patients who achieved TI following treatment with beti-cel, the majority (65%, n=15) discontinued iron chelation and 30% (7/23) were able to receive phlebotomy (blood removal), which is a preferred method for iron reduction.

Long-term follow-up study LTF-303: Safety
In LTF-303, there were no deaths, no graft-versus-host disease (GVHD), and no cases of replication-competent lentivirus, insertional oncogenesis or clonal dominance were observed. No drug-related adverse events (AEs) were reported >2 years post-infusion. Serious AEs during LTF-303 unrelated to beti-cel included gonadotropic insufficiency, ectopic pregnancy, gall bladder wall thickening/polyp, bacteremia, neutropenia and major depression (n=1 for each).

Phase 3 Pediatric Patients: Efficacy
As of March 3, 2020; 24 pediatric patients (<12 years: n=13; ≥12 to <18 years: n=11) were treated and had a median follow-up of 15.5 months (min-max: 1.1 – 29.5 months) in Phase 3 HGB-207 (Northstar-2) and HGB-212 (Northstar-3) studies.

In these Phase 3 studies, the median age at which the children under 12 received their first transfusion was 11 months of age; for the adolescents between the ages of 12 and 18, the median was eight months of age.

Following treatment with beti-cel, 87% (13/15) of evaluable patients under the age of 18 years, including four patients under age 12, achieved TI. As of March 3, 2020, these patients continue to be free of transfusions for a median duration of 14.9 months (min-max: 12.2 – 21.6 months), with median weighted average total Hb levels of 11.3 g/dL (min-max: 9.4 – 12.8 g/dL).

Phase 3 Pediatric Patients: Safety
Drug-related AEs in pediatric patients during the HGB-207 and HGB-212 trials were non-serious and included tachycardia (Grade 1, n=1) and abdominal pain (Grade 1, n=2) on the day of infusion, and Grade 3 thrombocytopenia in one patient post-infusion. There were no deaths, no GVHD, no graft failures, and no cases of replication-competent lentivirus, insertional oncogenesis or clonal dominance were observed.

Post-infusion non-hematologic Grade ≥3 AEs in ≥3 patients < 18 years of age (N=24) included stomatitis (n=14), febrile neutropenia (n=12), decreased appetite (n=5), epistaxis (n=4), alanine aminotransferase increase (n=3), hypoxia (n=3) and pyrexia (n=3).

The presentations are now available on demand on the ASH conference website:
•Oral #153: Long-Term Efficacy and Safety of Betibeglogene Autotemcel Gene Therapy for the Treatment of Transfusion-Dependent β-Thalassemia: Results in Patients with up to 6 Years of Follow-up
•Oral #154: Favorable Outcomes in Pediatric Patients in the Phase 3 HGB-207 (Northstar-2) and HGB-212 (Northstar-3) Studies of betibeglogene autotemcel Gene Therapy for the Treatment of Transfusion-dependent β-thalassemia
•Poster #776: Improvement in Erythropoiesis Following Treatment with Betibeglogene Autotemcel Gene Therapy in Patients with Transfusion-Dependent β-Thalassemia in the Phase 3 HGB-207 Study
•Poster #1699: Response of Patients with Transfusion-dependent β-thalassemia (TDT) to betibeglogene autotemcel (beti-cel; LentiGlobin for β-thalassemia) Gene Therapy Based on HBB Genotype and Disease Genetic Modifiers

About betibeglogene autotemcel
The European Commission granted conditional marketing authorization (CMA) for beti-cel, marketed as ZYNTEGLO™ gene therapy, for patients 12 years and older with transfusion-dependent β-thalassemia (TDT) who do not have a β0/β0 genotype, for whom hematopoietic stem cell (HSC) transplantation is appropriate, but a human leukocyte antigen (HLA)-matched related HSC donor is not available.

Non-serious adverse events (AEs) observed during clinical studies that were attributed to beti-cel included abdominal pain, thrombocytopenia, leukopenia, neutropenia, hot flush, dyspnea, pain in extremity, tachycardia and non-cardiac chest pain. One serious adverse event (SAE) of thrombocytopenia was considered possibly related to beti-cel.

Additional AEs observed in clinical studies were consistent with the known side effects of HSC collection and bone marrow ablation with busulfan, including SAEs of veno-occlusive disease.

For details, please see the Summary of Product Characteristics (SmPC).

On April 28, 2020, the European Medicines Agency (EMA) renewed the CMA for beti-cel. The CMA for beti-cel is valid in the 27 member states of the EU as well as the UK, Iceland, Liechtenstein and Norway.

The U.S. Food and Drug Administration granted beti-cel Orphan Drug status and Breakthrough Therapy designation for the treatment of TDT. Beti-cel is not approved in the U.S. Beti-cel continues to be evaluated in the ongoing Phase 3 Northstar-2 (HGB-207) and Northstar-3 (HGB-212) studies.

bluebird bio is conducting a long-term safety and efficacy follow-up study (LTF-303) for people who have participated in bluebird bio-sponsored clinical studies of beti-cel.

About bluebird bio, Inc.

bluebird bio is pioneering gene therapy with purpose. From our Cambridge, Mass., headquarters, we’re developing gene and cell therapies for severe genetic diseases and cancer, with the goal that people facing potentially fatal conditions with limited treatment options can live their lives fully. Beyond our labs, we’re working to positively disrupt the healthcare system to create access, transparency and education so that gene therapy can become available to all those who can benefit.

bluebird bio is a human company powered by human stories. We’re putting our care and expertise to work across a spectrum of disorders: cerebral adrenoleukodystrophy, sickle cell disease, β-thalassemia and multiple myeloma, using gene and cell therapy technologies including gene addition, and (megaTAL-enabled) gene editing.

bluebird bio has additional nests in Seattle, Wash.; Durham, N.C.; and Zug, Switzerland. For more information, visit bluebirdbio.com.

Follow bluebird bio on social media: @bluebirdbio, LinkedIn, Instagram and YouTube.

ZYNTEGLO, LentiGlobin and bluebird bio are trademarks of bluebird bio, Inc.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: regarding the potential for betibeglogene autotemcel to treat transfusion-dependent β-thalassemia and the risk that the efficacy and safety results from our prior and ongoing clinical trials will not continue or be repeated in our ongoing or planned clinical trials; the risk that the current or planned clinical trials of our product candidates will be insufficient to support regulatory submissions or marketing approval in the United States, or for a broader indication in the European Union; the risk that regulatory authorities will require additional information regarding our product candidates, resulting in delay to our anticipated timelines for regulatory submissions, including our applications for marketing approval; and the risk that any one or more of our product candidates, will not be successfully developed, approved or commercialized. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our most recent Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and bluebird bio undertakes no duty to update this information unless required by law.

# # #
Media:
Catherine Falcetti,
339-499-9436
cfalcetti@bluebirdbio.com

Investors:
Ingrid Goldberg,
857-217-0490
Igoldberg@bluebirdbio.com